CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2016 with respect to the audited financial statements of 3am Technologies, Inc. for the period from March 13, 2014 (inception) through May 31, 2014 and the year ended May 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2016